SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Money Market Trust
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

IMPORTANT SHAREHOLDER PROXY UPDATE

URGENT: Response Requested!

Fidelity® Retirement Government Money Market Portfolio

Fidelity Retirement Money Market Portfolio

Recently, we mailed you information about your fund's Special Shareholder Meeting and asked you to vote by proxy on several proposals affecting your fund. The meeting could not be held because your fund received too few proxies.

The Board of Trustees has unanimously approved all of the proposals and recommends that you vote to approve them. For your convenience, the proposals are summarized inside.

You can help your fund hold its Special Shareholder meeting on a new date, September 18, 2002. Please vote each card you receive, including any shares held in employer-sponsored retirement or savings accounts. We appreciate your immediate reply.

Please Vote Now. Your vote is very important! Your quick and easy voting options are:

  CALL: Vote by Touch-tone Phone

Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions.

  CLICK: Vote by Internet

Please visit the web site indicated on your proxy card(s) and follow the instructions online.

  MAIL:

Please mail your signed proxy card(s) in the free postage-paid envelope.

  CALL a Proxy Tabulator: Vote at 1-800-848-3155

Call toll-free weekdays from 8:00 AM - 11:00 PM Eastern Time and Saturdays from 11:00 AM - 6:00 PM, Eastern Time. Your vote will be recorded by a Representative of D.F. King & Co., Inc., our independent proxy tabulation firm.

  FAX:

Please fax the front and back of your signed proxy card(s) to our proxy tabulator at:

1-888-451-8683.

If you have already voted, thank you for your response. If you have any further questions or would like to receive another copy of the proxy statement, please call Fidelity at 1-800-544-3198. Thank you.

THANK YOU FOR VOTING PROMPTLY!

(Fidelity Logo)

Important information to help you understand and vote on the proposals

Below is a brief overview of the proposals to be voted upon. Your vote is important. We appreciate you placing your trust in Fidelity and look forward to helping you achieve your financial goals.

What proposals am I being asked to vote on?

You may be asked to vote on the following proposals:

Proposal 1: To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.

Proposal 2: To authorize the Trustees to adopt an amended and restated Trust Instrument.

Proposal 3: To elect a Board of Trustees.

Proposal 4: To eliminate a fundamental investment policy of Retirement Money Market Portfolio.

Proposal 5: To amend each fund's fundamental investment limitation concerning lending.

What is Article VII, Section 7.04 of the Trust Instrument? (Proposal 1)

Section 7.04 of Article VII allows shareholders to bring derivative action (a type of lawsuit, not a derivative investment instrument) on behalf of the Trust only after making a pre-suit demand upon the Trustees to bring the subject action. A pre-suit demand on the Trustees is excused only if the majority of the Trustees have a personal financial interest in the action.

The Trustees seek to ensure that they retain the ability to manage the affairs of the funds, including control of derivative actions that are brought on behalf of the funds. This provision in the amendment will resolve any legal uncertainty by expressly stating that a Trustee shall not be deemed to have a personal financial interest or otherwise be disqualified from considering a pre-suit demand due to his or her service on multiple fund boards of trustees. Continuing the effectiveness of the amendment will not alter in any way the Trustees' existing fiduciary obligation to act with due care and in shareholders' interests.

Why are the funds proposing to adopt an amended and restated Trust Instrument? (Proposal 2)

The proposal asks shareholders to approve an increase in the Board of Trustees from a maximum number of twelve to a maximum number of fourteen. This increase, if approved, will allow the Board to better organize itself and its committees in overseeing management of Fidelity funds.

Adoption of the new Trust Instrument will not alter the Trustees' existing fiduciary obligations to act with due care and in the interests of shareholders, nor will it result in any changes in the investment policies described in each fund's current prospectus.

What role does the Board play? (Proposal 3)

The Trustees oversee the investment policies of the funds. Members of the Board are fiduciaries and have an obligation to serve the best interests of shareholders, including approving policy changes such as those proposed in the proxy statement. In addition, the Trustees review fund performance, oversee fund activities, and review contractual arrangements with companies that provide services to the funds.

Why is Retirement Money Market Portfolio eliminating a fundamental investment policy? (Proposal 4)

Changing the fundamental investment policy of the Retirement Money Market Portfolio will allow the fund to more clearly communicate its investment objective and investment strategies to shareholders by standardizing its investment disclosure in a manner consistent with other Fidelity funds with similar investment disciplines. If the proposal is approved, the fund will continue to invest in compliance with industry-standard requirements for money market funds for the quality, maturity, and diversification of investments. In addition, if the proposal is approved, the fund will continue to rely on its existing non-fundamental policy of normally investing in U.S. dollar-denominated money market securities of domestic and foreign issuers. Eliminating the fundamental investment policy is not expected to have any material effect on the way the fund is managed.

Why is each fund amending its fundamental investment limitation concerning lending? (Proposal 5)

The primary purpose of this proposal is to revise the funds' fundamental lending limitation to conform to a limitation expected to become standard for all funds managed by FMR or its affiliates. Adoption of the proposed limitation on lending is not expected to affect the way in which the funds are managed, the investment performance of the funds, or the instruments in which the funds invest. However, the proposed limitation would clarify that acquisitions of loans, loan participations or other debt instruments are not considered lending.

Has the fund's Board of Trustees approved each proposal?

Yes. The Board of Trustees has unanimously approved all of the proposals and recommends that you vote to approve them.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you own of a fund on the record date. The record date is May 20, 2002.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s) and mailing it in the enclosed postage paid envelope. You may also vote by touch-tone telephone or through the Internet. Simply call the toll-free number or visit the web site indicated on your proxy card, enter the control number found on your card, and follow the recorded or online instructions. Please vote each card you receive. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity at 1-800-544-3198.

How can I obtain another copy of the complete Proxy Statement or proxy card?

Please call Fidelity at 1-800-544-3198.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."